                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 14a-12

                            NTN COMMUNICATIONS, INC.
                            ------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------
    (5) Total fee paid:

    ----------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials: ______________________

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

     ---------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
     (3) Filing Party:

     ---------------------------------------------------------------------------

     (4) Date Filed:

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



                               NTN BUZZTIME, INC.
                               5966 La Place Court
                           Carlsbad, California 92008

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2006

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of NTN Buzztime, Inc. (the "Company") will be held at the Grand Pacific Palisades Resort & Hotel located at 5805 Armada Drive, Carlsbad, California 92008, at 8:30 a.m. local time, on June 14, 2006, for the following purposes, as more fully described in the attached Proxy Statement:

         1. To elect seven (7) directors to hold office until the 2007 annual meeting of stockholders and until their respective successors are duly elected and qualified;

         2. To ratify the appointment of Haskell & White LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006; and

         3. To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournments thereof.

         The Board of Directors fixed the close of business on May 5, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof.

         You are cordially invited to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. In addition to voting by mail, you may vote by telephone or via the internet. You do not need to return your proxy by mail if you have voted either by telephone or via the internet.

         VOTE VIA THE INTERNET - WWW.PROXYVOTE.COM
         You may vote via the internet at www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

         VOTE VIA TELEPHONE - 1.800.690.6903
         You may vote via telephone by dialing 1.800.690.6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

         ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
         If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To enroll in electronic delivery, please follow the instructions above to vote via the internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

         The prompt return of your proxy will help to save expenses incurred in further communication. Your proxy can be revoked as described in the Proxy Statement and will not affect your right to vote in person should you decide to attend the Annual Meeting.

                                                 Sincerely,


                                                 Andy Wrobel
                                                 Chief Financial Officer
                                                 and Secretary
Carlsbad, California
May 17, 2006

NTN BUZZTIME, INC.
                               5966 La Place Court
                           Carlsbad, California 92008

                                 PROXY STATEMENT
                     Annual Meeting to be held June 14, 2006

                             SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is being solicited on behalf of the Board of Directors of NTN Buzztime, Inc. ("NTN" or the "Company") for use at the annual meeting of stockholders to be held at the Grand Pacific Palisades Resort & Hotel, 5805 Armada Drive, Carlsbad, California 92008, at 8:30 a.m. local time, on June 14, 2006, and at any adjournment or postponement thereof (the "Annual Meeting"), for purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. We are first mailing this Proxy Statement, together with the accompanying proxy solicitation materials, to stockholders, and posting it on our corporate website at www.ntnbuzztime.com, on or about May 17, 2006.

VOTING SECURITIES; RECORD DATE

         We have one class of voting stock outstanding, designated common stock, $.005 par value ("Common Stock"). Each share of our Common Stock is entitled to one vote for each director to be elected and for each other matter to be voted on at the Annual Meeting. Only holders of record of Common Stock at the close of business on May 5, 2006 are entitled to notice of and to vote at the Annual Meeting. There were 54,154,594 shares of Common Stock outstanding as of the record date. The presence, in person or by proxy, at the Annual Meeting, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called "broker non-votes." Abstentions will be counted as present for quorum purposes and for the purpose of determining the outcome of any matter submitted to the stockholders for a vote. However, abstentions do not constitute a vote "for" or "against" any matter and will be disregarded in the calculation of the plurality. The inspector of election appointed for the Annual Meeting will tabulate all votes including separate tabulation of the affirmative and negative votes and abstentions.

         The proxy holders will vote all shares of Common Stock represented by a properly completed proxy received in time for the Annual Meeting as directed in the proxy. If no direction is given in the proxy, it will be voted "FOR" Proposal 1, the election as directors of each of the nominees named in this Proxy Statement, and "FOR" Proposal 2, ratification of the appointment of Haskell & White LLP as our registered public accounting firm for the fiscal year ending December 31, 2006. Broker non-votes will not affect the outcome of either proposal. With respect to any other item of business that may properly come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

REVOCABILITY OF PROXIES

         You may revoke a proxy at any time before it has been exercised by giving written notice of revocation to our Secretary, by executing and delivering to the Secretary a proxy dated as of a later date than the accompanying proxy, or by attending the Annual Meeting and voting in person. If, however, your shares of record are held by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, YOU MUST OBTAIN FROM THAT RECORD HOLDER A PROXY ISSUED IN YOUR NAME. Attendance at the Annual Meeting, by itself, will not serve to revoke a proxy.

SOLICITATION

         We will bear the cost of soliciting proxies. This Proxy Statement and the accompanying proxy solicitation materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians and other nominees to beneficial owners of shares of Common Stock. We may reimburse such parties for their reasonable expenses in forwarding solicitation materials to beneficial owners. Our directors, officers or regular employees may follow up the mailing to stockholders by telephone, electronic mail or personal solicitations, but no special or additional compensation will be paid to those directors, officers or employees for doing so.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

         Stockholder proposals intended to be included in our proxy materials for the 2007 annual meeting of stockholders must be received by January 10, 2007. Such proposals should be addressed to our Secretary.

         With respect to any stockholder proposals to be presented at the 2007 annual meeting which are not included in the 2007 proxy materials, such proposal shall be considered untimely, unless the proponent notifies us of such proposal by not later than March 26, 2007. Pursuant to Rule 14a-4(c)(1) of the Securities Exchange Act, the Company will have discretionary authority to vote upon such untimely proposals. Any proposal must comply with the federal securities laws.

SELECTION OF DIRECTOR NOMINEES

         The Nominating and Governance Committee will consider candidates for Board membership suggested by other Board members, as well as by management and stockholders. As a stockholder, you may recommend any qualified person for consideration as a nominee for director by writing to the Nominating and Governance Committee of the Board of Directors, c/o NTN Buzztime, Inc., 5966 La Place Court, Carlsbad, California 92008. Recommendations must be received by January 10, 2007 to be considered for the 2007 annual meeting of stockholders, and must comply with the requirements in our bylaws. Recommendations must include the name and address of the stockholder making the recommendation, a representation that the stockholder is a holder of record of Common Stock, biographical information about the individual recommended, the individual's signed consent to serve as a director if elected and to be named in the Company's proxy statement as a nominee and any other information the stockholder believes would be helpful to the Nominating and Governance Committee in evaluating the individual recommended. The procedures for considering candidates recommended by a stockholder for Board membership will be no different than the procedures for candidates recommended by members of the Board or by management.

CORPORATE GOVERNANCE

         We are committed to integrity, reliability and transparency in our disclosures to the public. We have established corporate governance practices to ensure that our business is operated in the best interests of our stockholders and in full compliance with our legal obligations including the corporate governance listing standards of the American Stock Exchange and regulations of the Securities and Exchange Commission (the "SEC").

         Our Corporate Governance Guidelines, Committee Charters, the Code of Values, the Code of Ethics for Senior Financial Officers and other corporate governance materials and related information are posted in the Corporate Governance section of our website at www.ntnbuzztime.com. You may request copies of these documents, without charge, by writing to us at: NTN Buzztime, Inc., 5966 La Place Court, Carlsbad, California 92008, Attention: Investor Relations.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

         Our bylaws provide that the Board of Directors is to consist of not less than five or more than thirteen directors, with the exact number of directors within such range to be specified by the Board. The Board of Directors currently consists of seven members. Our articles provide for the annual election of directors. Vacancies on the Board of Directors (including vacancies created by an increase in the authorized number of directors) may be filled by the Board of Directors. A director appointed by the Board of Directors to fill a vacancy would serve for the remainder of the one-year term and until his or her successor is elected and qualified.

         The Board of Directors has selected the following nominees for election as directors at the Annual Meeting. Each such nominee is currently serving as a director of the Company. If elected, the following nominees will hold office until the annual meeting of stockholders in 2007 and until their respective successors are duly elected and qualified.

                      NAME                  AGE        DIRECTOR SINCE
             ---------------------          ---        --------------
             Gary Arlen...........           61            1999
             Kendra Berger........           39            2005
             Barry Bergsman.......           69            1998
             Robert Clasen........           61            2001
             Michael Fleming......           52            2001
             Neal Fondren.........           47            2003
             Stanley B. Kinsey....           52            1997

         GARY H. ARLEN has been president of Arlen Communications, Inc., a research and consulting firm specializing in interactive information, transactions, telecommunications and entertainment, since 1980. Arlen Communications provides research and analytical services to domestic and international organizations in entertainment, media, telecommunications and internet industries. Mr. Arlen was a founder and board member of several interactive media trade associations. He is a member of the Academy of Digital TV Pioneers and the Cable TV Pioneers.

         KENDRA BERGER is currently the Executive Director of Finance and Controller of Stressgen Biotechnologies, Inc. and formerly was the Vice President, Finance and Controller of Discovery Partners International, Inc. Both Stressgen Biotechnologies, Inc. and Discovery Partners International, Inc. are publicly traded companies. Prior to joining Discovery Partners International, Inc. in 2001, Ms. Berger was the Chief Financial Officer of the Company. She is a licensed CPA.

         BARRY BERGSMAN was appointed lead director in August, 2004. He is president of Baron Enterprises, Inc., a privately owned consulting company established in 1965. As president of Intertel Communications, Inc., from 1985 to 1998, Mr. Bergsman pioneered the use of the telephone and interactive technology for promotion, entertainment and information. Prior to 1985, Mr. Bergsman was engaged in television production and syndication and was an executive with CBS. He currently serves as a director and member of the management team of Photogenesis, Inc., a private medical device and biotechnology company.

         ROBERT B. CLASEN is President and CEO for Starz Entertainment Media Group, the largest provider of premium movie services in the United States providing thirteen channels of movies to multi-channel television homes. He was appointed to this position in December 2004, having previously served as President of Sales and Marketing since September 2003 and President and COO since May 2004. For most of the past ten years, Mr. Clasen has been President and CEO of Clasen Associates, an advisor to a broad range of technology and service companies who operate in the broadband, wireless and satellite sectors. Prior to 1997, Mr. Clasen held positions as President of each of Comcast International Holdings, the international division of Comcast Cable Communications, and Comcast Cable Communications, one of the country's five largest cable television companies.

         MICHAEL FLEMING has also served as Chairman of the Board of our Buzztime Entertainment, Inc. subsidiary since 2002. Mr. Fleming is currently Chairman and Chief Executive Officer of the Fleming Media Group, advising a broad range of content and technology companies on interactive television, broadband, wireless and other convergent technology opportunities. He is the founder and recent past-President of the Game Show Network, a satellite delivered television programming service dedicated to the world of games and game play. Mr. Fleming has held senior executive positions at Playboy Entertainment Group, ESPN, Turner Broadcasting and Warner Amex Satellite Entertainment Company. He was inducted into the Cable TV Pioneers in 1999.

         NEAL FONDREN was appointed director upon consummation of the investment in NTN by Media General. Mr. Fondren has served as Vice President of Media General and President of Media General's Interactive Media Division since January 2001. Prior to joining Media General, Mr. Fondren was a 20-year veteran of E.W. Scripps Co., where he was vice president of new media from 1997 to 2000. Before that, he held a succession of executive-level positions in Scripps' cable television division from 1982 to 1997.

         STANLEY B. KINSEY has served as Chairman and Chief Executive Officer of NTN since October 1998 and has been a member of its board since November 1997. From 1976 to 1978, Mr. Kinsey was an analyst in the consulting division of Arthur Anderson & Co. (now Accenture). From 1980 to 1985, he was a senior executive with The Walt Disney Company. In 1985, Mr. Kinsey left his position as senior vice president of operations and finance for The Walt Disney Studios to co-found IWERKS Entertainment, a high-technology entertainment company. Mr. Kinsey was chairman and chief executive officer at IWERKS from its inception until 1995. Mr. Kinsey holds a bachelors degree from DePauw University and an MBA from Stanford University.

MEETINGS AND COMMITTEES

         Our business affairs are managed by and under the direction of the Board of Directors. During the fiscal year ended December 31, 2005, the Board of Directors met on ten occasions. During 2005, each director attended at least 75% of the meetings of the Board of Directors and of each committee of the Board of Directors on which he or she served. The schedule for regular meetings of the Board for each year is submitted and approved by the Board in advance. We have adopted a policy with regard to board members' attendance at annual meetings. All members of the board attended last year's annual meeting.

         Each committee of the Board of Directors meets as frequently and for such length of time as may be required to carry out its assigned duties and responsibilities. In addition, the chairman of a committee may call a special meeting at any time if deemed advisable. We have three standing committees: the Audit, Compensation and Nominating and Governance Committees. The committees' respective duties are outlined in their charters. The Board reviews the committees' duties from time to time and may form new committees, revise a committee's structure, or disband committees, depending on the circumstances.

INDEPENDENT LEAD DIRECTOR AND EXECUTIVE SESSIONS OF THE BOARD

         In August 2004, the Board of Directors appointed Mr. Bergsman to serve as lead director to act as a liaison between the non-management directors and the Company's management; to organize the Board's evaluation of our chairman and chief executive officer, providing continuous ongoing feedback; to consult with the chairman and chief executive officer on agendas for Board meetings; and other matters pertinent to the Company and the Board. Our independent non-management directors meet at regularly scheduled intervals without the presence of the Company's management and chief executive officer. Mr. Bergsman presides over each of these executive sessions. Our Board members have complete access to management and to information regarding the Company's operations. In addition, our Board supports our chief executive officer's practice of inviting managers into Board meetings to provide additional insight regarding issues in their respective areas of expertise.

SELECTION OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER

         The chairman of our Board is elected by our Board of Directors. Our Board is free to choose its chairman in any way it deems best for the Company and our stockholders. Our chief executive officer is also designated by our Board of Directors. The chief executive officer has general authority over the Company's business and affairs, subject to oversight by the Board of Directors, and ensures the Board's directives are carried out. Our chief executive officer, Stanley B. Kinsey, also serves as Chairman of the Board.

COMMITTEE COMPOSITION

     AUDIT COMMITTEE          COMPENSATION COMMITTEE      NOMINATING & GOVERNANCE COMMITTEE
     ---------------          ----------------------      ---------------------------------
       Gary Arlen                 Barry Bergsman                    Barry Bergsman
     Kendra Berger*+               Gary Arlen*                     Michael Fleming*
      Neal Fondren

*Chairperson
+Financial Expert

AUDIT COMMITTEE

         We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The role of the Audit Committee of the Board of Directors is to assist the Board in its oversight of our financial reporting process. The primary functions of the Audit Committee are to periodically review our accounting and financial reporting and internal control policies and procedures, to recommend to the Board of Directors the firm of certified public accountants to be retained as our independent auditors, to review our policies and procedures relating to business conduct and conflicts of interest and to review management's specific disclosures contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our periodic and annual financial reports to the SEC, and also to review our annual audited and quarterly financial statements. The Audit Committee is currently comprised of three non-employee directors: Ms. Berger, Mr. Fondren and Mr. Arlen. Ms. Berger, Mr. Fondren and Mr. Arlen are each independent under the listing standards of the American Stock Exchange and the Securities Exchange Act. The Audit Committee met on ten occasions in 2005.

AUDIT COMMITTEE FINANCIAL EXPERT

         We have determined that Kendra Berger is an "audit committee financial expert" within the meaning of the final rules implementing Section 406 and 407 of the Sarbanes-Oxley Act and independent as defined in Item 7(d)(3)(iv) of
Schedule 14A of the Securities Exchange Act.

COMPENSATION COMMITTEE

         The primary functions of the Compensation Committee, which consists solely of independent, non-employee directors, are to review and advise the Board of Directors on salaries, bonuses and awards of stock options to our employees and other compensation matters. The Board has delegated authority to the Compensation Committee to approve compensation for executive officers, as well as incentive compensation and equity-based plans. The Compensation Committee consists of two non-employee directors: Mr. Arlen and Mr. Bergsman. The Compensation Committee met on nine occasions in 2005.

NOMINATING AND GOVERNANCE COMMITTEE

         The primary functions of the Nominating and Governance Committee, which consists solely of non-employee independent directors, are to identify individuals qualified to become members of the Board; to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders; and to develop and implement policies and procedures that are intended to ensure that the Board will be appropriately constituted and organized to meet its fiduciary obligations to the Company and our stockholders. The Nominating and Governance Committee operates in accordance with an adopted charter as posted on the Corporate Governance section of our website at www.ntnbuzztime.com. The Nominating and Governance Committee consists of two non-employee directors: Mr. Fleming and Mr. Bergsman each of whom satisfies the independence standards of the American Stock Exchange and the Securities Exchange Act. The Nominating and Governance Committee met on one occasion in 2005.

         Our Nominating and Governance Committee acts in considering new candidates for Board membership suggested by Board members, management and stockholders. All director nominees shall have been approved by a majority of the independent directors. The Nominating and Governance Committee has established qualifications for directors, including the ability to apply fair and independent judgment in a business situation and the ability to represent the interests of all our stockholders and constituencies. A director also must be free of any conflicts of interest that would interfere with his or her loyalty to the Company or our stockholders. In evaluating Board candidates, the Nominating and Governance Committee considers these qualifications as well as several other factors. Our Nominating and Governance Committee believes candidates meeting these criteria can contribute diverse, useful perspectives:

         o    demonstrated maturity and experience;
         o expertise in business areas directly relevant to NTN and its subsidiaries; and
         o    background in broadcasting, media or interactive television.

         The Nominating and Governance Committee will consider director recommendations by stockholders that are made in writing, addressed to the Nominating and Governance Committee, and include the name and address of the stockholder making the recommendation, a representation that the stockholder is a holder of record of Common Stock, biographical information about the individual recommended, the individual's signed consent to serve as a director if elected and to be named in the Company's proxy statement as a nominee and any other information the stockholder believes would be helpful to the Nominating and Governance Committee in evaluating the individual recommended. The procedures for considering candidates recommended by a stockholder for Board membership will be no different than the procedures for candidates recommended by members of the Board or by management.

CODE OF ETHICS

         We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and controller that was filed on March 31, 2003 as an exhibit to our annual report for the year ended December 31, 2002. The text of our code of ethics can be found on the Internet at http://www.ntn.com. We will voluntarily provide electronic or paper copies of our code of ethics free of charge. You may request copies by sending a written request to 5966 La Place Court, Carlsbad, California 92008.


DIRECTOR COMPENSATION

         Effective July 1, 2005, directors are entitled to receive an annual cash retainer in the amount of $22,000 for their services as directors. In addition, directors are entitled to participation fees for meeting attendance. In accordance with the director compensation program, each director shall be entitled to $1,200 per meeting for personal attendance, $400 per meeting for attendance via telephone and no fee shall be payable for meetings not attended. Prior to July 2005, directors received $28,800 cash compensation annually with no per meeting attendance fees.

         Directors receive additional compensation for committee service. Those directors who serve on the Audit Committee receive an additional $3,000 annually for such service, with the Audit Committee chairperson and financial expert earning $13,000 for such service. Those directors serving on our Nominating and Governance Committee each receive an additional $1,000 annually for their service; the Nominating and Governance Committee chairperson receives $3,000 annually. Those directors who serve on the Compensation Committee are each entitled to receive an additional $2,000 annually for such service, with the Compensation Committee chairperson earning $3,000 for such service. Our independent lead director receives an additional $10,000 per year for his service. In 2005, Mr. Bergsman, our independent lead director, received a one-time additional compensation payment of $10,000 in consideration for out-of-scope efforts and time commitment.

         Directors are also eligible for the grant of options to purchase common stock for services in their capacity as directors. Upon the date of commencement of a new director's term of service, we grant to each director options to purchase 20,000 shares of our common stock. These options are priced at the closing market price of the common stock on the date of grant. As of the date of grant, 10,000 options are fully vested and exercisable; thereafter, the remaining 10,000 options vest and become exercisable in equal installments each month immediately subsequent to the date of grant and up to the date of the next annual meeting of shareholders. Further, a director who is re-elected for an additional term of service will be granted options to purchase 20,000 shares of common stock, priced at the closing market price of the common stock on the date of our annual meeting of shareholders, subject to monthly vesting and continued service. Finally, all options granted to directors as compensation for service on the Board of Directors shall expire on the earlier of ten years from the date of grant or two years from the date the director ceases to serve on the Board of Directors. The options provide for immediate vesting in full upon the occurrence of a change of control event.

         The director compensation program is subject to Board review and renewal annually on or around the date of our annual meeting of shareholders.

REQUIRED VOTE

         Nominees receiving the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

         The nominees have each indicated a willingness to serve as directors. If any of them should decline or be unable to act as a director, however, the proxy holders will vote for the election of another person as the Board of Directors recommends.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED. PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED IF NO DIRECTION IS GIVEN IN THE PROXIES.

                                   PROPOSAL 2

                           RATIFICATION OF APPOINTMENT
                            OF HASKELL & WHITE LLP AS
                          INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

         Our independent registered public accounting firm for the fiscal year ended December 31, 2005 was Haskell & White LLP. The Audit Committee of our Board of Directors has reappointed Haskell & White LLP to continue as our independent registered public accounting firm for the year ending December 31, 2006. Our bylaws do not require that our stockholders ratify the selection of Haskell & White LLP as our independent registered public accounting firm. However, we are submitting the selection of Haskell & White LLP to our stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Haskell & White LLP. Even if the selection is ratified, the Audit Committee in their discretion may change the appointment at any time during the year if we determine that such a change would be in the best interests of NTN and our stockholders.

         Representatives of Haskell & White LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

REQUIRED VOTE

         A majority of the shares present at the meeting, either in person or by proxy, must be voted in favor of Proposal 2 to ratify the appointment of Haskell & White LLP as our independent registered public accounting firm.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF HASKELL & WHITE LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES WILL BE VOTED "FOR" THE RATIFICATION OF THE APPOINTMENT OF HASKELL & WHITE LLP IF NO DIRECTION IS GIVEN IN THE PROXIES.


                               EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers:

                           NAME              AGE (1)              POSITION(S) HELD
                  ---------------------      -------    -------------------------------------------------
                  Stanley B. Kinsey....        52       Chief Executive Officer and Chairman of the Board
                  V. Tyrone Lam........        44       President, Buzztime Entertainment, Inc.
                  Andy Wrobel..........        54       Chief Financial Officer

         ----------
         (1) As of May 5, 2006.

         See "Election of Directors" for Mr. Kinsey's biography. The following biographical information is furnished with respect to our other executive officers:

         V. TYRONE LAM was appointed President and Chief Operating Officer of Buzztime Entertainment, Inc. in December 1999, upon incorporation of the subsidiary. Prior to his current appointment, Mr. Lam served as executive vice president of NTN, responsible for sales, marketing and operations of the NTN Network. Before joining NTN in 1994, he managed the development of iTV game and sports applications for EON Corporation, formerly known as TV Answer, a pioneer in the interactive television industry, from April 1992 until December 1994. Additionally, Mr. Lam has served in sales and marketing management positions within the PC software industry, is past chairman of the Interactive Services Association's Interactive Television Council and is an author of articles on interactive television and sales and marketing strategies.

         ANDY WROBEL was appointed Chief Financial Officer and Secretary of NTN in June 2005. Mr. Wrobel has held senior executive positions over the past 20 years. He was CEO/CFO of Intecam, Inc., a video streaming software company, from June 2002 to 2004 and CEO of technology company Microelectronic Packaging/Meltronix from 1997 to 2001. Mr. Wrobel founded Gigatek Memory Systems, Inc. in 1989 and sold it to a Samsung affiliate in the mid 1990's. Previously, he held managerial positions with Texas Instruments, BASF and Carlisle MPG. He holds a graduate degree from MIT with courses from MIT Sloan School of Management.

          EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table shows the compensation paid or accrued as of each of the last three fiscal years to all individuals who served as our Chief Executive Officer during 2005, the two other most highly compensated executive officers who were serving as executive officers at the end of 2005 and the two most highly compensated executive officers for whom disclosure hereunder would have been required but for the fact that the individuals were not serving as executive officers at the end of 2005, whose salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"):

                                                     ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                                                                                         AWARDS
                                                                                 SECURITIES UNDERLYING
                                                                                ----------------------------
                                                                                                DEFERRED         ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY(1)($)     BONUS($)    OPTIONS(#)    STOCK UNITS(#)    COMPENSATION
---------------------------               ----     ------------   -----------   ----------    -------------     ------------
Stanley B. Kinsey(2).............         2005     $  389,000     $ 15,000(3)      250,000             --                --
Chief Executive Officer                   2004        367,000       50,000         300,000         50,000                --
   and Chairman of the Board              2003        340,000       15,000         400,000             --                --

V. Tyrone Lam....................         2005     $  283,000     $ 15,000(3)       50,000             --                --
President and Chief Operating Officer     2004        271,000       50,000         100,000         20,000                --
  Buzztime Entertainment, Inc.            2003        250,000       15,000         100,000             --                --

Andy Wrobel(4)...................         2005     $  130,000     $ 20,000(5)      440,000             --                --
Chief Financial Officer                   2004             --           --              --             --                --
                                          2003             --           --              --             --                --

Mark deGorter(6).................         2005     $  249,000     $ 15,000(3)       50,000             --          $ 60,000(7)
President and Chief Operating Officer,    2004        271,000       15,000          40,000         20,000                --
  NTN Hospitality Technologies            2003        250,000       50,000         100,000             --                --

James B. Frakes(8)...............         2005     $  119,000     $ 15,000(3)       40,000             --          $109,000(7)
Chief Financial Officer                   2004        206,000       50,000          40,000         20,000                --
                                          2003        189,000       15,000              --             --                --
_______________

   (1)   Includes amounts, if any, deferred under NTN's 401(k) Plan.
   (2) Mr. Kinsey waived compensation for serving as a director of NTN. Mr. Kinsey received perquisites and personal benefits that did not exceed the lesser of $50,000 or 10% of his annual salary and bonus.
   (3) Represents cash bonus paid out in accordance with the performance-based bonus program as established by the Compensation Committee of the Board of Directors. Includes amounts deferred under NTN's 401(k) Plan.
   (4)   Mr. Wrobel was appointed Chief Financial Officer in June 2005.
   (5) Represents a one time cash bonus paid out per the Compensation Committee of the Board of Directors.
   (6) Mr. deGorter served as President and Chief Operating Officer of the Company's Hospitality Technologies Division until October, 2005.
   (7)   Amounts paid for severance.
   (8)   Mr. Frakes served as Chief Financial Officer until June 2005.


OPTION GRANTS IN LAST FISCAL YEAR

    The following table contains information concerning individual grants of stock options made during 2005 to each of the Named Executive Officers:

                                            INDIVIDUAL GRANTS

                          NUMBER OF    % OF TOTAL
                          SECURITIES     OPTIONS
                          UNDERLYING   GRANTED TO                             GRANT DATE
                           OPTIONS    EMPLOYEES IN   EXERCISE   EXPIRATION      PRESENT
NAME                       GRANTED     FISCAL YEAR    PRICE        DATE         VALUE(1)
----------------------     -------    ------------  ----------  -----------   ----------
Stanley B. Kinsey.....    250,000(2)       16.0%       $1.88      06/26/15         $1.21
V. Tyrone Lam.........     50,000(3)        3.3         1.88      06/26/15          1.21
Andy Wrobel...........    440,000(4)       29.0         1.85      06/19/15          1.20
Mark deGorter.........     50,000(5)        3.3         1.88      10/02/07          1.21
James B. Frakes.......     40,000(5)        2.6         2.03      06/17/06          0.49
_____________

*less than 1%

(1) The present value of grant on the grant date was estimated using the Black Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%, risk-free interest rate of 3.73%, expected volatility of 75.67%, and expected option life of 4.8 years.
(2) Represents options granted under the NTN Communications, Inc. 2004 Performance Incentive Plan, which become fully vested and exercisable as of July 31, 2006. The options were granted to Mr. Kinsey in consideration of Mr. Kinsey's agreement to extend the term of his employment agreement through February 28, 2006. The options were priced at $1.88 per share in accordance with the terms of Mr. Kinsey's employment agreement dated June 28, 2005. Such options vest in twelve (12) equal monthly installments.
(3) Represents options granted under the NTN Communications, Inc. 2004 Performance Incentive Plan. Such options vest and become exercisable as to 1/12 of the total shares on the last day of each of the twelve (12) calendar months immediately following the grant date.
(4) Represents options granted under the NTN Communications, Inc. 2004 Performance Incentive Plan. Such options vest and become exercisable as to 25% of the total shares on the first anniversary of the date of grant and will become exercisable as to an additional 1/36 of the remaining shares on the last day of each of the thirty-six (36) calendar months immediately following the first anniversary of the grant date.
(5)  Options vested in full upon termination of employment.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

    The following table contains information concerning aggregated option exercises and fiscal year-end value of stock options which were unexercised at the end of 2005 with respect to each of the Named Executive Officers.

                                                            NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED OPTIONS           IN-THE-MONEY
                          SHARES                             AT FISCAL YEAR-END         OPTIONS AT FISCAL YEAR-END(1)
                        ACQUIRED ON       VALUE        -----------------------------   -----------------------------
NAME                    EXERCISE(#)    REALIZED($)     EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------   -----------    -----------     -------------   -------------   -------------   -------------
Stanley B. Kinsey....           --             --         3,225,000         125,000      $1,655,500              --
V. Tyrone Lam........           --             --           754,584          95,416         376,530          12,895
Andy Wrobel..........           --             --                --         440,000              --              --
Mark deGorter........           --             --           610,000              --         414,800              --
James B. Frakes......      139,700        173,000           285,300              --         147,823              --
______________

(1) Represents the amount by which the aggregate market price on December 31, 2005 of the shares of our common stock subject to such options exceeded the respective exercise prices of such options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of May 5, 2006, the number and percentage ownership of common stock by (i) all persons known to us to own beneficially more than 5% of the outstanding shares of common stock based on reports filed by each such person with the Securities and Exchange Commission;
(ii) each of our directors; (iii) each of the Named Executive Officers; and (iv) all of the Named Executive Officers and directors as a group. Beneficial ownership includes any shares which a person has the right to acquire within 60 days of March 1, 2006. Except as otherwise indicated and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares of common stock shown. Except as otherwise indicated, the address for each person is c/o NTN Buzztime, Inc., 5966 La Place Court, Carlsbad, California 92008.

                                                NUMBER OF SHARES     PERCENT OF
                                                   BENEFICIALLY        COMMON
NAME                                                 OWNED            STOCK(1)
---------------------------------------------  ----------------    ------------
Gary Arlen(2)................................        197,110             *
Kendra Berger(3).............................         18,333             *
Barry Bergsman(4)............................        307,667             1%
Robert B. Clasen(5)..........................        116,667             *
Michael Fleming(6)...........................         96,667             *
Neal Fondren(7)..............................          1,320             *
Stanley B. Kinsey(8).........................      3,408,666             6%
Andy Wrobel..................................            ---             *
V. Tyrone Lam(9).............................        782,917             1%
Media General, Inc.(10)......................      3,287,810             6%
Fidelity National Financial, Inc.(11)........      6,644,611            12%
                                                 -----------           ----
All executive officers and directors of
NTN as a Group (9 persons)(12)..............      4,929,347              9%
                                                 -----------           ----
____________

*    less than 1%

(1) Included as outstanding for purposes of this calculation are 53,951,302 shares of common stock (the amount outstanding as of March 1, 2006) plus, in the case of each particular holder, the shares of common stock subject to currently exercisable options, warrants, or other instruments exercisable for or convertible into shares of common stock (including such instruments exercisable within 60 days after March 1, 2006) held by that person, which instruments are specified by footnote. Shares issuable as part or upon exercise of outstanding options, warrants, or other instruments other than as described in the preceding sentence are not deemed to be outstanding for purposes of this calculation.
(2) Includes 196,667 shares subject to currently exercisable options held by Mr. Arlen.
(3) Includes 18,333 shares subject to currently exercisable options held by Ms. Berger.
(4) Includes 196,667 shares subject to currently exercisable options held by Mr. Bergsman.
(5) Includes 96,667 shares subject to currently exercisable options held by Mr. Clasen. Includes 20,000 owned by the Clasen Family Trust, of which Mr. Clasen is co-trustee with members of his immediate family. As co-trustee, Mr. Clasen shares voting and investment power with respect to the shares.
(6) Includes 96,667 shares subject to currently exercisable options held by Mr. Fleming.
(7) Includes 500 shares owned by Mr. Fondren as custodian for his son. Excludes shares subject to options issued to Media General for Mr. Fondren's service as director.
(8) Includes 3,308,333 shares subject to currently exercisable options and 50,000 deferred stock units held by Mr. Kinsey.
(9) Represents shares subject to currently exercisable options and deferred stock units held by Mr. Lam.
(10) Includes 564,000 shares acquired January 20, 2004 in a registered public offering; 2,000,000 shares acquired pursuant to the Purchase Agreement dated May 5, 2003; 666,667 shares acquired pursuant to the Licensing Agreement dated May 7, 2003; and 56,667 shares subject to currently exercisable options issued for Mr. Fondren's service as director. The address of the principal business office of Media General, Inc. is 333 E. Franklin Street, Richmond, Virginia 23219.
(11) As disclosed in Form 3 Statement of Beneficial Ownership filed with the Securities and Exchange Commission by Fidelity National Financial, Inc.
     (FNF) on November 21, 2005, includes 1,222,030 shares owned by Security Union Title Insurance Company (Security Union); 1,170,679 shares owned by Alamo Title Insurance Company (Alamo); 1,222,702 shares owned by Chicago Title Insurance Company (CTIC); 1,237,000 shares owned by Ticor Title Insurance Company (TTIC); 613,400 shares owned by Fidelity National Financial, Inc.; and 1,178,800 shares owned by Fidelity National Title Insurance Company (FNT). Fidelity Title Insurance Company of New York merged into Fidelity National Title Insurance Company in July 2004. Alamo Title Insurance Company is a wholly-owned subsidiary of Alamo Title Holding Company. Security Union Title Insurance Company, Chicago Title Insurance Company, Alamo Title Holding Company, Ticor Title Insurance Company and Fidelity National Title Insurance Company are wholly-owned subsidiaries of Chicago Title and Trust Company, which is in turn a wholly-owned subsidiary of Fidelity National Title Group, Inc., which is in turn a majority-owned subsidiary of Fidelity National Financial, Inc. The address of the principal business office of FNF is 601 Riverside Avenue, Jacksonville, Florida 32204. The address of the principal business office of each of Security Union and TTIC is 4050 Calle Real, Santa Barbara, California 93110. The address of the principal business office of CTIC is 171 N. Clark Street, Chicago, Illinois 60601. The address of the principal business office of FNT is 17911 Von Karman, Suite 300, Irvine, California 92614. The address of the principal business office of Alamo is 10010 San Pedro, Suite 700, San Antonio, Texas 78216.
(12) Includes 4,752,918 shares subject to currently exercisable options and deferred stock units held by executive officers and directors, including those described in notes (2) through (12) above.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table sets forth as of December 31, 2005 our compensation plans authorizing us to issue equity securities and the number of securities issuable thereunder.

                                                                                                       (c)
                                              (a)                        (b)             NUMBER OF SECURITIES REMAINING
                                    NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE        AVAILABLE FOR FUTURE ISSUANCE
                                    BE ISSUED UPON EXERCISE      EXERCISE PRICE OF      UNDER EQUITY COMPENSATION PLANS,
               PLAN CATEGORY        OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,     EXCLUDING SECURITIES REFLECTED
                                      WARRANTS AND RIGHTS        WARRANTS AND RIGHTS              IN COLUMN (a)
                                      -------------------        -------------------              -------------

            EQUITY COMPENSATION
             PLANS APPROVED BY
              SECURITY HOLDERS             11,058,000(1)                $1.49                       807,000(2)

            EQUITY COMPENSATION
           PLANS NOT APPROVED BY
              SECURITY HOLDERS              1,344,000(4)                $2.16                            --
                                       --------------                                           -----------

                   TOTAL                   12,402,000(3)                                            807,000
                                       ==============                                           ===========
____________

(1) Includes 10,558,000 shares issuable upon exercise of options and rights granted pursuant to the NTN Buzztime, Inc. 2004 Performance Incentive Plan and 500,000 shares issuable upon exercise of options granted pursuant to the NTN Communications, Inc. 1996 Special Stock Option Plan.
(2) Remaining available for grant under the NTN Buzztime, Inc. 2004 Performance Incentive Plan. No additional securities are authorized and available for grant under the NTN Communications, Inc. 1996 Special Stock Option Plan.
(3) Does not include 300,000 shares of Buzztime Entertainment, Inc. common stock available for grant under the Buzztime Entertainment, Inc. 2001 Incentive Stock Option Plan. To date, no options have been granted under the plan.
(4) The 1,344,000 shares issuable that are not pursuant to equity compensation plans approved by security holders are all pursuant to warrants granted in connection with consulting agreements with non-employees or were warrants associated with equity financings. Warrants to purchase 237,000 shares were granted in 2004, 500,000 shares were granted in 2003 and 607,000 shares were granted in 2002 or earlier. As of December 31, 2005, the range of exercise prices and the weighted-average remaining contractual life of outstanding warrants were $1.00 to $3.91 and 2 years, respectively.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors administers our executive compensation program and establishes the salaries of our executive officers. The Compensation Committee consists of only independent, non-employee Directors, who are appointed by the Board.

         The Compensation Committee's executive compensation policy is intended to enhance shareholder value, including annual compensation consisting of salary and bonus awards, and long-term compensation consisting of stock options and other equity-based compensation. Therefore, the Compensation Committee designs compensation plans and incentives to link the financial interests of our executive officers to the interests of our stockholders, to encourage support of our long-term goals, to tie executive compensation to the Company's performance and to attract and retain talented leadership.

         In making decisions affecting executive compensation, the Compensation Committee reviews the nature and scope of the executive officer's responsibilities as well as his or her effectiveness in supporting the Company's long term goals. Salary is fixed at a competitive level to attract and retain qualified candidates. Bonuses are tied specifically to the performance of NTN and/or individual contributions. Stock options are awarded in amounts the Compensation Committee believes necessary to provide incentives for future performance, taking into account individual performance and length of service with NTN. The Compensation Committee also considers the compensation practices of comparable corporations in the San Diego area. Based upon these and other factors which it considers relevant, the Compensation Committee has considered it appropriate, and in the best interest of the stockholders, to set overall executive compensation on par with the average of companies in the comparison group to enable us to attract, retain and motivate the highest level of executive personnel. Our policies apply equally to all of our executive officers.

         A summary of our executive compensation policy is described below:

         Short-term cash compensation to executives for 2005 consisted primarily of salaries, subject to any written employment agreement between us and any executive, and performance bonuses intended to link officers' compensation to the Company's performance the prior year. In 2004, our executive incentive bonus program provided for the payment of cash bonuses based on the Company's performance in relation to predetermined objectives compared with earnings and EBITDA targets. Prior to the beginning of the fiscal year, the Compensation Committee established objectives related to these measures. Based on the Company's performance during 2004 against these objectives, each of Messrs. Kinsey, Frakes and Lam and Mark deGorter, who served as President and Chief Operating Officer of the Company's Hospitality Technologies Division until October 2005, was paid, in 2005, a cash bonus in the amount of $15,000. In addition in 2005, Mr. Wrobel was paid a performance bonus of $20,000.

         We have established a 401(k) plan. We may, at the Board of Director's discretion, make annual contributions to the 401(k) plan on behalf of our employees, including the executive officers, subject to applicable limitations, but, to date, we have never made any such contributions.

         Long-term compensation to executives for 2005 consisted of equity compensation, in the form of stock options and deferred stock units, granted in accordance with our equity performance incentive compensation plans. Stockholders approved our 2004 Performance Incentive Plan in September 2004. The Compensation Committee believes that employees should be rewarded with a proprietary interest in the Company for continued long-term performance and to attract, motivate and retain qualified and capable executives. The grant of stock options and deferred stock units increases the executives' potential equity ownership in NTN with the goal of ensuring that the interests of senior management remain closely aligned with those of our stockholders. Accordingly during 2005, the Board of Directors granted 250,000 options to Mr. Kinsey, 440,000 to Mr. Wrobel, 50,000 options to each of Messrs. deGorter and Lam, and 40,000 options to Mr. Frakes.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Kinsey's compensation is consistent with the objectives and criteria described above and with the Compensation Committee's evaluation of his overall leadership and management of NTN. NTN made significant progress in 2005. NTN experienced significant increases earnings and in cash flows from operations during the third and fourth quarters of 2005. Our North America NTN iTV Network 2005 site count grew by 359 sites, the highest single-year increase in eight years, and the year-end count exceeded 4,000 sites for the first time in our history. We launched our iTV hospitality network in the United Kingdom as the "Buzztime Network" to pubs and restaurants. Additionally, we continued our distribution of games to emerging interactive game platforms, adding a retail product and broadening its presence on cable television, satellite television and mobile phones. We also achieved flagship installations for some of our software products in 2005, including flagship installations of our ProHost Table Management System at flagship Hard Rock Cafe restaurants in New York's Times Square and in Orlando, Florida. Mr. Kinsey has continued to provide strategic direction to NTN and build the organization. Mr. Kinsey's salary for fiscal 2005 was $389,000. His bonus and grants of stock options and deferred stock units are outlined above.

INTERNAL REVENUE CODE SECTION 162(m)

         Compensation to our executive officers is subject to a $1,000,000 compensation deduction cap pursuant to Section 162(m) of the Internal Revenue Code, as amended. In 2004, no executive officer received aggregate compensation of $1,000,000 or more. However, the Board is aware that the grant of stock options and deferred stock units to the executive officers may subject us to the deduction cap in subsequent years. With respect to incentive stock options, the Board of Directors does not anticipate NTN taking a deduction in the absence of a disqualifying disposition by an executive officer. With respect to nonqualified options and deferred stock units, the Board of Directors is aware that any deduction that we may have at the time of exercise or election will be subject to the $1,000,000 cap. The Board of Directors does not anticipate that the compensation deduction cap will significantly affect our executive compensation policies.

         THE FOREGOING REPORT ON EXECUTIVE COMPENSATION IS PROVIDED BY THE COMPENSATION COMMITTEE: GARY ARLEN AND BARRY BERGSMAN. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF OUR FILINGS AND OTHER DOCUMENTS THAT MIGHT INCORPORATE BY REFERENCE THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS OR DOCUMENTS.

CHANGE IN CONTROL AGREEMENTS

         We have negotiated change of control employment agreements with certain of our executive officers. The agreements shall provide that, if the executive is terminated other than for cause within one year after a change of control of the Company, then the executive may be entitled to receive a lump sum severance payment of as much as one year's base salary.

         We have entered into a change of control employment agreement with Stanley B. Kinsey, our Chief Executive Officer and Chairman of the Board. In the event Mr. Kinsey is terminated upon a change of control of NTN, in addition to one year's base salary, he shall receive a pro rata portion of his bonus and continuation of employment benefits for one year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         All compensation determinations for 2005 for our executive officers were made by the Board of Directors as a whole upon the recommendation of the Compensation Committee or by the Compensation Committee under authority granted to them by the Board. During 2005, Mr. Arlen and Mr. Bergsman served on the Compensation Committee. None of our directors or executive officers has served on the board of directors or the compensation committee of any other company or entity, any of whose officers served either on our Board of Directors or on our Compensation Committee.

         On January 30, 2004, Media General, Inc. purchased $2 million of our Common Stock as part of a group of institutional investors that invested $14 million into our Company. Media General invested on the same terms as the other investors. In connection with the investment by Media General, Inc., we agreed to increase the size of our Board of Directors and appoint Neal F. Fondren, Vice President of Media General and President of Media General's Interactive Media Division to fill the board seat. Media General's ability to maintain that seat on our Board of Directors is subject to Media General retaining ownership of certain percentages of the shares they purchased. Media General also received preemptive rights to purchase on a pro rata basis any new securities that NTN or Buzztime may subsequently offer. The preemptive rights also are dependent upon Media General maintaining ownership of certain percentages of the shares they purchased.

PERFORMANCE GRAPH

     The following graph sets forth a comparison of cumulative total returns for NTN, the American Stock Exchange Index, the Russell 2000 Index and an index consisting of companies sharing the Standard Industrial Classification Code ("SIC Code") 7389 - Business Services. We have added the Russell 2000 Index to provide and additional comparative reference.

                        [PERFORMANCE GRAPH APPEARS HERE]







Cumulative Total Return

                                                                                     Cumulative Total Return
                                                              ----------- ---------- ----------- ----------- ----------- -----------
                                                              12/00       12/01      12/02       12/03       12/04       12/05
NTN BUZZTIME INC                                              100.00      144.00     192.00      592.00      510.40      238.40
AMEX MARKET VALUE (U.S. & FOREIGN)                            100.00      95.39      91.58       124.66      142.75      157.43
RUSSELL 2000                                                  100.00      102.49     81.49       120.00      142.00      148.46
PEER GROUP                                                    100.00      77.05      55.06       79.86       85.46       86.18



The Peer Group is comprised of companies sharing SIC Code 7389- Business
Services, as follows:


A Consulting Team Inc.                       Eroom System Technologies Inc.               Opti Inc
Access Worldwide Communication               Evolving Systems Inc.                        Paperfree Medical Solutions Inc
Advance Communication Technologies Inc       Fair Isaac Corp.                             Paradign Holdings Inc.
Anacomp Inc                                  Frontier Energy Corp.                        Parts Inc
Answers Corp.                                Go Online Networks Corp.                     Phase III Medical Inc
AXS-One Inc                                  Gtech Holdings Corp.                         Primal Solutions Inc
Axtive Corp.                                 Halo Technology Holdings Inc                 Purchasepro Com Inc
Bearingpoint Inc                             Health Systems Solutions Inc                 Raining Data Corp.
Biometrics 2000 Corp.                        Healthaxis Inc                               Raser Technologies Inc
BMC Software Inc                             I-Many Inc                                   Realnetworks Inc
Bottomline Technology Inc                    Impart Media Group Inc                       Redback Networks Inc
Broadvision Inc                              Incall Systems Inc                           Roomlinx Inc
Cam Commerce Solutions Inc                   Innofone.com Inc                             Salesrepcentral Inc
Chell Group Corp.                            International Microcomputer Software Inc     Sequiam Corp.
China Technology Development Group Corp.     Kanbay International Inc                     Sharp Holdings Corp.
Chinawe.com Inc                              Keane Inc                                    Smart Video Technologies
Chordiant Software Inc                       MAI Systems Corp.                            SPSS Inc
Computer Horizons Corp.                      Marchex Inc                                  Staktek Holdings Inc
Computer Sciences Corp.                      Mastec Inc                                   Stellar Technologies Inc
Computer Task Group Inc                      MDU Communications International             Sumtotal Systems Inc
Cordia Corp.                                 Mediamax Technology Corp.                    Syntel Inc.
Counterpath Solutions Inc                    Mercury Interactive Corp.                    Tangent Solutions Inc
Covansys Corp.                               Micros Systems Inc                           Ultimate Software Group
Cybernet Internet Services International     MTM Technologies Inc                         VA Software Corp.
Dynabazaar Inc                               Myrient Inc                                  Valueclick Inc
Dynamics Resources                           Navisite Inc                                 Versus Technology Inc
Earthlink Inc                                Neomedia Technologies Inc                    Viewcast Inc
Edgewater Technology Inc                     Network-1 Security Solutions Inc             Villageedocs Inc
Electronics For Imaging                      New Century Companies Inc                    Wideband Corp.
Elinear Inc                                  Onvia Inc                                    Wind River Systems Inc
Engage Inc                                   Opsware Inc                                  Zomax Inc

INDEMNITY AGREEMENTS

         We have entered into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that we will indemnify these individuals under certain circumstances against certain liabilities and expenses they may incur in their capacities as our directors or officers. We believe that the use of such indemnity agreements is customary among corporations and that the terms of the indemnity agreements are reasonable and fair to us, and are in our best interests to retain experienced directors and officers.

AUDIT COMMITTEE REPORT

         The Audit Committee operates pursuant to a written Charter that was originally adopted by the Board of Directors in June 2000 and subsequently reviewed by the Audit Committee annually. In May 2006, the Board of Directors adopted the form of Charter as revised and presented by the Audit Committee. A copy of this updated Charter of the Audit Committee is included as Appendix "A" to this Proxy Statement. As set forth in the Charter, management is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

         In the performance of its oversight function, during 2005 the Audit Committee reviewed and discussed the audited financial statements with management and Haskell & White LLP. Discussions between the Audit Committee and Haskell & White LLP included the matters required by Statement on Auditing Standards No. 61, as currently in effect. The Audit Committee received from Haskell & White LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with Haskell & White LLP its independence. The Audit Committee also considered whether the provision of audit-related services during 2005 was compatible with maintaining the independence of Haskell & White LLP. Management's Report on Internal Controls over Financial Reporting in item 9a of our Form 10-K for the year ended December 31, 2005 addresses our internal controls. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission.

         THE FOREGOING REPORT IS PROVIDED BY THE AUDIT COMMITTEE: KENDRA BERGER, NEAL FONDREN AND GARY ARLEN. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OUR FILINGS AND OTHER DOCUMENTS THAT MIGHT INCORPORATE BY REFERENCE THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS OR DOCUMENTS.

PRINCIPAL ACCOUNTING FIRM FEES

         The Audit Committee has reviewed the advisability and acceptability of utilizing our external auditor, Haskell & White LLP, for non-audit services. In reviewing this area, the Committee focused on the ability of the external auditor to maintain independence. Based on input from management and a review of procedures established within the external audit firm, the Committee finds that it is both advisable and acceptable to employ the external auditor for certain limited non-audit services, from time to time. The Audit Committee reviews and approves all services to be provided by Haskell & White LLP before the firm is retained. The Audit Committee pre-approved the estimated audit fees for the fiscal year 2005 and related quarterly reviews prior to commencement of the audit services.

Audit Fees

         We incurred fees for the fiscal year 2005 audit and quarterly reviews in an aggregate amount of $405,000 to Haskell & White LLP, of which $90,000 was paid as of December 31, 2005.

         We incurred and paid fees for the fiscal year 2004 audit and quarterly reviews in an aggregate amount of $264,000 to Haskell & White LLP. In addition, we paid expense reimbursements of $14,000 to Haskell & White LLP.

         We incurred and paid fees for fiscal year 2004 quarterly reviews conducted, and consents provided, by our former external auditor, KPMG LLP, in an aggregate amount of $100,750.

Audit-Related Fees

         Aggregate fees billed by Haskell & White, LLP for other audit related services for fiscal year 2005 and 2004 were $17,000 and $0, respectively.

Tax Fees

         There were no aggregate fees billed and paid for tax services for fiscal years 2005 and 2004 to Haskell & White LLP. Aggregate fees billed and paid to KPMG LLP for tax services for fiscal years 2005 and 2004 were $0 and $1,000, respectively.

All Other Fees

         Aggregate fees billed and paid to Haskell & White LLP for other services for fiscal years 2005 and 2004 were $10,000 and $0, respectively.

CERTAIN RELATIONSHIPS

         See "Compensation Committee Interlocks and Insider Participation."

RELATED TRANSACTIONS

         On February 4, 2005, we entered into an Asset Purchase Agreement with Intura Solutions LP (Intura), a Texas limited partnership, pursuant to which we sold the point-of-sale software products developed and maintained by our Software Solutions segment. Gary Peek, vice president and general manager of our Software Solutions segment, is a member of Intura Management, LLC, general partner of Intura Solutions LP. In accordance with the asset purchase transaction, Gary Peek terminated his position as vice president and general manager of our Software Solutions segment and immediately thereafter commenced his position with Intura to oversee business operations. We received a non-dilutable 10% partnership interest in Intura in the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under federal securities laws, our directors and officers and any persons holding more than 10% of our common stock are required to report their beneficial ownership of our common stock and any changes in that ownership to the Securities and Exchange Commission. We believe that, based on the written representations of our directors and officers and copies of reports filed with the Commission in 2005, our directors, officers and holders of more than 10% of our common stock complied with the requirements of Section 16(a) with the exception of Fidelity National Financial, Inc. ("FNF").

         On November 21, 2005, FNF filed a Form 3 Initial Statement of Beneficial Ownership of Securities to report ownership, by six of its wholly- and majority-owned subsidiaries, of an aggregate 5,307,911 shares of common stock as of December 2, 2004. Subsequently, FNF filed a Schedule 13G to report that FNF became the beneficial owner of more than 5% of the common stock on August 8, 2003 and that additional purchases were made from time to time from that date through September 2005. On FNF's most recent 13G filing on February 14, 2006, FNF reported that it was the direct beneficial owner of 613,400 shares of common stock, and its reporting subsidiaries, in the aggregate, were the direct beneficial owners of an additional 6,031,211 shares; beneficial ownership of which the subsidiaries may be deemed to share with FNF.

                          COMMUNICATIONS WITH DIRECTORS

         Stockholders may communicate directly with the Board of Directors or individual members of the Board of Directors in writing by sending a letter to the Board at: NTN Buzztime, Inc. Board of Directors, 5966 La Place Court, Carlsbad, California 92008. All communications directed to the Board of Directors will be transmitted to the Chairman of the Board of Directors or other director identified in the communication without any editing or screening.

                                  OTHER MATTERS

         Accompanying this Proxy Statement is a letter to stockholders from Mr. Kinsey, our Chairman and Chief Executive Officer, together with our Annual Report for the fiscal year ended December 31, 2005.

         We will furnish, without charge, to each person to whom this Proxy Statement is being sent a complete copy of our Form 10-K (other than exhibits) for fiscal 2005. We will furnish any exhibit to our Form 10-K upon the payment of a fee to cover our reasonable expenses in furnishing such exhibit. Written requests for the Form 10-K should be directed to Mr. Andy Wrobel, Corporate Secretary, at our corporate offices located at 5966 La Place Court, Carlsbad, California 92008. Telephone requests may be directed to Mr. Wrobel at (760) 438-7400.

         We do not know of any matter to be acted upon at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote the proxies thereon in accordance with their best judgment.

                                                  THE BOARD OF DIRECTORS


Dated: May 17, 2006

                               NTN BUZZTIME, INC.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE PURPOSE

         1.1 PURPOSE. The purpose of the Audit Committee (the "COMMITTEE") of the Board of Directors (the "BOARD") of NTN Buzztime, Inc., a Delaware corporation (the "COMPANY"), is to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company and prepare the annual report of the Audit Committee required by applicable Securities and Exchange Commission ("SEC") disclosure rules. Among the matters the Committee will oversee are (a) implementation of processes and policies to ensure (1) the integrity of the Company's financial statements and (2) the Company's compliance with legal and regulatory requirements, (b) review and confirmation of the independent auditors' qualifications and independence, and (c) evaluation of the performance of Company's internal audit function and independent auditors.

         1.2 LIMITATION ON DUTIES. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

         2.1 MEMBERSHIP. The Committee will consist of at least three members of the Company's Board. All members of the Committee must be directors who meet the knowledge requirements and the independence requirements of applicable law and the rules of the SEC and the American Stock Exchange ("AMEX") in effect from time to time (subject to any exceptions allowed by such rules and any waivers granted by such authorities). No Audit Committee member shall simultaneously serve on the audit committees of more than two other public companies. Notwithstanding the foregoing two sentences, as permitted by the rules of the AMEX, under exceptional and limited circumstances, one director who does not meet certain of the criteria for "independent director" may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Corporation and its stockholders and the Corporation discloses in the next annual proxy statement, subsequent to the determination, the nature of such person's relationship and the reasons for the Board's determination. Such director will not be subject to either the independence requirements or the limitation on other public company audit committee service contained in this Section 2.1. Such director may not serve for in excess of two consecutive years and may not chair the Committee.

         2.2 APPOINTMENT. The members of the Committee will be appointed by and serve at the discretion of the Board. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

         2.3 FINANCIAL EXPERT. The Committee will determine whether one member of the Committee qualifies as an "audit committee financial expert" as such term is defined in Item 401(h)(2) of Regulation S-K of the Securities and Exchange Commission. The Company will disclose in its annual report required by Section 13(a) of the 1934 Act whether or not it has at least one member who is an audit committee financial expert, and if so, whether such audit committee financial expert is "independent" (as such term is defined in Section 121A of the AMEX Company Guide). In any event, the Committee must include at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual's financial sophistication, such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         2.4 EXECUTIVE SESSIONS. The Committee shall meet with each of the independent auditor, internal auditors (or other personnel responsible for the Company's internal audit function) and management in separate executive sessions regularly (with such frequency as the Committee determines is appropriate) to discuss any matters that the Committee or these groups believe should be discussed privately.

         2.5 OTHER MEETINGS. The Committee shall meet at least quarterly. Other meetings of the Committee will be with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines. Special meetings of the Committee may be called by the Chairperson or upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated, if practicable, to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company's By-Laws applicable to meetings of Board committees will govern meetings of the Committee.

         2.6      MINUTES. Minutes of each meeting will be kept.

         2.7 SUBCOMMITTEES. The Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or the Committee (except as permitted pursuant to Section 3.1(g) below).

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

         The Board delegates to the Committee the express responsibility and authority to do the following:

         3.1      INDEPENDENT AUDITORS

                  (a) SELECTION. Be solely and directly responsible for the appointment, compensation, retention, evaluation, and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and, where appropriate, the termination and replacement of such firm. Such independent auditors shall report directly to and be ultimately accountable to the Committee.

                  (b) FEES. The Committee has the ultimate authority to approve all audit engagement fees and terms and review all payments made to the audit firm, regardless of nature, on an annual basis.

                  (c) ROTATION OF INDEPENDENT AUDITOR. Consider whether there should be regular rotation of different public accounting firms serving as the independent auditors of the Company.

                  (d) AUDIT TEAM. Review the experience and qualifications of the senior members of the independent auditors' team.

                  (e) SCOPE OF AUDIT. Review, evaluate and approve the annual engagement proposal of the independent auditors (including the proposed scope and approach of the annual audit).

                  (f) LEAD AUDIT PARTNER REVIEW, EVALUATION AND ROTATION. Review and evaluate the lead partner of the independent auditors. Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent auditor are rotated at least every five years and that other audit partners (as defined by the SEC) are rotated at least every seven years.

                  (g) PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES. Pre-approve all auditing services and all non-audit services to be performed by the independent auditors, other than with respect to DE MINIMIS exceptions permitted by law or regulation. Such pre-approval may be given as part of the Committee's approval of the scope of the engagement of the independent auditors or on an engagement-by-engagement basis or pursuant to pre-established policies. In addition, the authority to pre-approve non-audit services may be delegated by the Committee to one or more of its members, but such decision must be presented to the full Committee at the next regularly scheduled Committee meeting. The Company shall disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q if any non-audit services have been pre-approved during the period covered by the report if such non-audit services are required to be disclosed in the Company's periodic reports filed pursuant to Section 13 of the 1934 Act.

                  (h)      AUDITOR INDEPENDENCE.

                           (i) Obtain Written Statement. At least annually, obtain and review a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1.

                           (ii) Engage in Active Dialogue. Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditors.

                  (i) HIRING POLICIES. Set clear hiring policies for employees and former employees of the independent auditor.

                  (j) REVIEW PROBLEMS. Review with the independent auditor any audit problems or difficulties the independent auditor may have encountered in the course of its audit work, and management's responses, including:
                           (i) any restrictions on the scope of activities or access to requested information and (ii) any significant disagreements with management.

                  (k) RELATED PARTY TRANSACTIONS. Conduct an appropriate review of all proposed related-party transactions (which term refers to transactions that would be required to be disclosed pursuant to SEC Regulation S-K, Item 404). Management shall not cause the Company to enter into any new related party transaction unless the Committee approves such transaction.

                  (l) MATERIAL COMMUNICATIONS. Discuss with the independent auditors any material communications between the audit team and the independent auditors' national office regarding auditing or accounting issues presented during the independent auditor's engagement.

                  (m) ACCOUNTING ADJUSTMENTS. Discuss with the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were passed on.

                  (n) INTERNAL AUDIT FUNCTION. Discuss with the independent auditor the responsibilities, budget and staffing of the Company's internal audit function.

                  (o) MANAGEMENT OR INTERNAL CONTROL LETTERS. Discuss with the independent auditor any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company.

         3.2      FINANCIAL REPORTING

                  (a) ANNUAL FINANCIALS. Review and discuss with management and the independent auditor the Company's annual audited financial statements, (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"), any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy of internal controls and other matters that the Committee deems material, prior to the public release of such information. Obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the 1934 Act. Recommend to the Board whether the annual audited financial statements should be included in the Company's Annual Report on Form 10-K.

                  (b) QUARTERLY FINANCIALS. Review and discuss with management and the independent auditors the Company's quarterly financial statements (including the Company disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations"), the results of the independent auditors' non-audit review of the quarterly financial statements, and other matters that the Committee deems material, prior to the public release of such information.

                  (c) ACCOUNTING PRINCIPLES. Review with management and the independent auditors material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards ("SAS") 61, as amended from time to time. By way of example, on the date this Charter was adopted, the items required to be communicated under SAS 61 include: (a) the auditor's responsibility under Generally Accepted Auditing Standards ("GAAS"); (b) significant accounting policies; (c) management judgments and accounting estimates; (d) significant audit adjustments; (e) other information in documents containing audited financial statements; (f) disagreements with management, including accounting principles, scope of audit and disclosures; (g) consultation with other accountants by management;
                           (h) major issues discussed with management prior to retention; (i) difficulties encountered in performing the audit; and (j) the auditor's judgments about the quality of the Company's accounting principles.

                  (d) JUDGMENTS. Review reports prepared by management or by the independent auditor relating to significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transaction as to which management obtained a SAS 50 letter.

                  (e) PRESS RELEASES. Discuss earnings press releases with management (including the type and presentation of information to be included in earnings press releases), as well as financial information and earnings guidance provided to analysts and rating agencies.

                  (f) REGULATORY AND ACCOUNTING DEVELOPMENTS. Review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

         3.3      INTERNAL AUDIT AND RISK MANAGEMENT

                  (a) INTERNAL AUDIT. Review the budget, qualifications, activities, effectiveness and organizational structure of the internal audit function and the performance, appointment and replacement of the lead internal auditor, and review summaries of material internal audit reports and management's responses.

                  (b) RISK ASSESSMENT AND RISK MANAGEMENT. Discuss policies with respect to risk assessment and risk management periodically with management, internal auditors, and the independent auditors, and the Company's plans or processes to monitor, control and minimize such risks and exposures.

         3.4      FINANCIAL REPORTING PROCESSES; CEO AND CFO CERTIFICATIONS

                  (a) INTERNAL AND EXTERNAL CONTROLS. In consultation with the independent auditors, internal auditors and the Company's financial and accounting personnel, review the integrity, adequacy and effectiveness of the Company's accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

                  (b) INTERNAL CONTROLS DISCUSSION. Review major issues regarding the Company's accounting principles and financial statement presentations, including any significant change in the Company's selection or application of accounting principles, and review major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

                  (c) REPORTING SYSTEMS. Establish regular and separate systems of reporting to the Committee by each of (i) management, (ii) the independent auditors and (iii) the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

                  (d) REPORTS FROM INDEPENDENT AUDITORS. Obtain and review timely reports from the independent auditors regarding:

                           (i) all critical accounting policies and practices to be used by the Company;

                           (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

                           (iii) all other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

                           Such reports may be oral or in writing, but must be provided to the Committee before any auditor's report is filed with the SEC.

                  (e) CEO AND CFO CERTIFICATIONS. Discuss with the Chief Executive Officer and the Chief Financial Officer of the Company (i) the processes involved in, and any material changes or disclosures required as a result of, the 10-K and 10-Q certification process and (ii) any deficiencies in design or operation of internal controls or any fraud involving management or employees with a significant role in the Company's internal controls.

         3.5      LEGAL AND REGULATORY COMPLIANCE

                  (a) SEC REPORT. Prepare the annual report of the Committee included in the Company's proxy statement as required by the proxy rules under the 1934 Act.

                  (b) REPORTS FROM OTHERS. Obtain such reports from management, auditors, the general counsel, tax advisors or any regulatory agency as the Committee deems necessary regarding regulatory compliance, transactions with affiliates, and other legal matters that may have a material effect on the Company's financial statements. Consider whether the reported matters were properly taken into consideration in the preparation of the financial statements.

                  (c) COMPLAINTS. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

         3.6      ANNUAL EVALUATION OF COMMITTEE AND CHARTER; REPORTS TO BOARD

                  (a) EVALUATION OF COMMITTEE. Annually evaluate the performance of the Committee.

                  (b) REVIEW AND PUBLICATION OF CHARTER. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board, as appropriate, and publish this Charter as required by applicable law.

                  (c) RECOMMENDATIONS; REPORTS TO BOARD. Regularly report to the Board on the Committee's activities and its conclusions and make appropriate recommendations to the Board.

IV. ADVISORS AND COUNSEL; RELIANCE; INVESTIGATIONS; COOPERATION

         4.1 RETENTION OF ADVISORS AND COUNSEL. The Committee has the power, in its sole discretion, to obtain advice and assistance from, and to retain at the Company's expense, such independent or outside legal counsel, accounting or other advisors and experts as it determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, as determined by the Committee, from the Company.

         4.2 DETERMINE ADMINISTRATIVE EXPENSES. Determine the level and cost of separate administrative support necessary or appropriate in carrying out the Committee's duties, with such costs to be borne by the Company.

         4.3 RELIANCE PERMITTED. The Committee will act in reliance on management, the Committee's independent auditor, internal auditors, and other advisors and experts, as the Committee deems necessary or appropriate.

         4.4 INVESTIGATIONS. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

         4.5 REQUIRED PARTICIPATION OF EMPLOYEES. The Committee shall have unrestricted access to the Company's employees, the independent auditors, the internal auditors, internal and outside counsel, and may require any employee of the Company or representative of the Company's outside counsel or independent auditors to attend meetings of the Committee or to meet with any members of the Committee or representative of the Committee's counsel, advisors or experts.

V. MISCELLANEOUS

         5.1 RULES AND PROCEDURES. Except as expressly set forth in this Charter or the Company's By-Laws, or as otherwise provided by law or the rules of AMEX, the Committee shall establish its own rules and procedures.

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SUITE 100                          instructions and for electronic delivery of
CARLSBAD, CA 92008                 information up until 11:59 P.M.Eastern Time
                                   the day before the cut-off date or meeting
                                   date. Have your proxy card in hand when you
                                   access the web site and follow their
                                   instructions to obtain your records and to
                                   create an electronic voting instruction form.

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                                   COMMUNICATIONS
                                   If you would like to reduce the costs
                                   incurred by NTN Buzztime, Inc. in mailing
                                   proxy materials, you can consent to receiving
                                   all future proxy statements, proxy cards and
                                   annual reports electronically via e-mail or
                                   the Internet. To sign up for electronic
                                   delivery, please follow the instructions
                                   above to vote using the Internet and, when
                                   prompted, indicate that you agree to receive
                                   or access stockholder communications
                                   electronically in future years.

                                   VOTE BY PHONE - 1-800-690-6903
                                   Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.
                                   Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

                                   VOTE BY MAIL
                                   Mark, sign and date your proxy card and
                                   return it in the postage-paid envelope we have provided or return it to NTN Buzztime, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY
                                   11717.



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            NTNBZ1                     KEEP THIS PORTION FOR YOUR RECORDS
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                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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NTN BUZZTIME, INC.

  VOTE ON DIRECTORS

  1. To elect as Directors of NTN Buzztime, Inc.
      the nominees listed below:                            FOR   WITHHELD   FOR ALL     To withhold authority to vote for any
      NOMINEES:                                             ALL     ALL      EXCEPT      individual nominee. mark "For All Except"
      01) Stanley Kinsey                                                                 and write the nominee's name on the line
      02) Gary Arlen                                        [_]     [_]        [_]       below.
      03) Kendra Berger                                                                  -------------------------------------------
      04) Barry Bergsman                                                                 -------------------------------------------
      05) Robert B. Clasen                                                               -------------------------------------------
      06) Michael Fleming
      07) Neal Fondren

  VOTE ON PROPOSAL                                                                                           FOR  AGAINST  ABSTAIN

  2. Proposal to ratify the appointment of Haskell & White, LLP as Independent Registered
     Public Accounting Firm.                                                                                 [_]    [_]      [_]


THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2



--------------------------------------------               -------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]  Date                   Signature (Joint Owners)           Date

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                               NTN BUZZTIME, INC.



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  JUNE 14, 2006


The stockholder(s) hereby appoint(s) Andy Wrobel and Dennis Klahn, or either of them, as proxies, each with power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NTN Buzztime, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., Pacific Time, on June 14, 2006 at the Grand Pacific
Palisades Resort & Hotel, 5805 Armada Dr. Carlsbad, CA, and any adjournment or postponement thereof.


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